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                            SCHEDULE 14A INFORMATION

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                                                               September 5, 2000


Dear Stockholder:

We write to you in connection with Proposal 2 - approval to increase the aggregate number of shares of Common Stock authorized for issuance under the Company's 1997 Equity Incentive Plan ("Plan") by 800,000 shares.

In the past several days you may have been contacted by management regarding your specific investor policies and practices with respect to the repricing and option issuance pricing provisions included in the Plan, the Company's past practices relating to repricing and the price at which options have been issued, and the competitive pressures impacting the Company's committed efforts to hire and retain the talented, motivated personnel to best ensure the Company's continued success (an ever increasing challenge given the extraordinarily strong local employment conditions).

In response to similar concerns about repricing at the time the Plan was adopted in September 1997, the Board agreed to limit the repricing provision as follows:

     >   no more than 20% of the options in the Plan would be repriced;

     > the repricing feature would not be extended to options granted to or held by directors, officers (corporate and Section 16 insiders).

Because approval of Proposal 2 is vital to maintaining the established momentum and facilitating the ongoing investment in and incentive for the Company's most critical resource - its employees, we gratefully request reconsideration of your position on Proposal 2. In order to allay your repricing and option issuance pricing concerns, we further commit not to invoke the repricing provision, and will limit the number of shares that can be issued below fair market value to no more than 20% of the Common Stock authorized for issuance under the Plan, and will formally seek to eliminate the repricing provision and limit the number of shares that can be issued below fair market value from the Plan at the September 2001 Annual Meeting of Stockholders.

As Directors, we fully appreciate our obligations to you. For the reasons already stated, approval of the Plan is critical to the ongoing success of the Company. Accordingly, we request your affirmative support for Proposal 2.

Thank you for your consideration.

Respectfully,
Exar Board of Directors


         Raimon L. Conlisk                    James E. Dykes

         Frank P. Carrubba                    Ronald W. Guire

         Donald L. Ciffone, Jr.               Richard Previte